CONFIDENTIAL DRAFT Confidential Information provided pursuant to a Confidentiality Agreement between Erickson Inc. and each recipient of this Investor Presentation. MATERIAL NON-PUBLIC INFORMATION NOVEMBER 2016

CONFIDENTIAL DRAFT Confidential Information provided pursuant to a Confidentiality Agreement between Erickson Inc. and each recipient of this Investor Presentation. DISCLAIMER 2 This presentation contains information about our management’s view of our future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements due to risks and uncertainties including, but not limited to, our substantial indebtedness and significant debt service obligations, which could adversely affect our financial condition and impair our ability to grow and operate our business; that we may be unable to access public or private debt markets to fund our operations and contractual commitments at competitive rates, on commercially reasonable terms, or in sufficient amounts, if at all; that foreign, domestic, federal, state and local government spending and mission priorities may change in a manner that materially and adversely affects our future revenues and limits our growth prospects; that a number of risks inherent in international operations could have a material adverse effect on our international operations and, consequently, on our results of operations; that emerging market countries have less developed economies that are more vulnerable to economic and political problems and may experience economic instability; that our operations in certain dangerous and war-affected areas may result in hazards to our fleet and personnel; that our international sales and operations are subject to applicable laws relating to trade, export controls and foreign corrupt practices, the violation of which could adversely affect our operations; that our business in countries with a history of corruption and transactions with foreign governments increases the compliance risks associated with our international activities; that claims against us by governmental agencies or other parties related to environmental matters could adversely affect us; that our business is subject to laws limiting ownership or control of aircraft companies, which may increase our costs and adversely affect us; and other risks and uncertainties more fully described under the heading “Risk Factors” in our most recently filed Annual Report on Form 10-K as well as the other reports we file with the SEC from time to time. All of the information provided in this presentation is as of today’s date and we undertake no duty to update this information, except as required by law. This presentation contains financial measures not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), including EBITDA and Adjusted EBITDA. These measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP.

ERICKSON

"7+5" FORECAST

CONFIDENTIAL DRAFT

Based on the 7+5 Forecast as of August 2016

($ in millions)	2016												FYE
	Jan-A	Feb-A	Mar-A	Apr-A	May-A	Jun-A	Jul-A	Aug-E	Sep-E	Oct-E	Nov-E	Dec-E	2016
Total Revenue	$15.7	$16.8	$14.3	$12.9	$16.1	$21.8	$22.1	$24.2	$21.7	$19.0	$17.7	$20.3	$222.5
% Growth													*-25.8%*
Adjusted EBITDA	($1.2)	($2.0)	$0.1	($1.8)	($1.0)	$3.8	$6.1	$7.1	$5.3	$3.4	$3.1	$3.6	$26.5
Adjusted EBITDA Margin	*(7.7%)*	*(11.6%)*	*0.9%*	*(13.8%)*	*(6.4%)*	*17.6%*	*27.5%*	*29.4%*	*24.6%*	*18.1%*	*17.4%*	*17.7%*	*11.9%*
Less: Changes in WC / Other (1)	($6.1)	$6.0	$5.3	$7.3	($0.9)	($8.8)	($8.1)	($9.7)	($2.3)	$2.0	$3.5	$1.0	($10.9)
Less: Cash Interest (1)	(1.0)	(0.7)	(0.4)	(15.4)	(0.8)	(1.0)	(0.8)	(0.9)	(1.0)	(0.9)	(0.9)	(1.0)	(24.8)
Less: Cash Taxes	0.0	0.0	(0.2)	(0.2)	(0.2)	(0.2)	(0.2)	(0.2)	(0.2)	(0.1)	(0.1)	(0.1)	(1.6)
Cash Flow from Operations	($8.3)	$3.4	$4.8	($10.1)	($3.0)	($6.1)	($3.1)	($3.7)	$1.8	$4.4	$5.6	$3.5	($10.7)
Less: Cap Ex	(0.6)	(0.3)	(3.8)	(2.2)	(0.7)	1.6	(0.7)	(3.7)	(1.1)	(6.0)	(5.9)	(4.9)	(28.5)
Free Cash Flow	($8.9)	$3.0	$0.9	($12.3)	($3.7)	($4.5)	($3.7)	($7.4)	$0.7	($1.6)	($0.3)	($1.4)	($39.2)

(1) Excludes the $14.6 million Senior Secured Notes semi-annual interest payments and related accruals for the projected periods.

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Confidential Information provided pursuant to a Confidentiality Agreement between Erickson Inc. and each recipient of this Investor Presentation.